UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2010

NATHAN'S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code                                       (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

(1) On September 10, 2010, the Company Famous, Inc., a Delaware corporation (the “Company”) and Mutual Securities, Inc. (“MSI”) entered into an agreement  pursuant to which MSI has been authorized to purchase shares of the Company’s common stock, having a value of up to an aggregate $4.8 million, which purchases may commence on September 20, 2010.  The Agreement was  adopted under the safe harbor provided by Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934 in order to assist the Company in implementing two of its previously announced stock purchase plans for the purchase of up to an aggregate one million (1,000,000) shares, under which an aggregate seven hundred fifty-nine thousand two hundred sixty (759,260) shares are still available for purchase.

(2) At the Annual Meeting of Stockholders of the Company held on September 14, 2010 (the “2010 Annual Meeting”), the stockholders of the Company approved the proposed adoption of the Company’s 2010 Stock Incentive Plan (“2010 Plan”).

The principal features of the 2010 Stock Plan are summarized below.

Stock Subject to the Plan
The Company will be able to issue up to 150,000 shares of common stock under the 2010 Plan, together with any shares which have not been issued under the 2001 Stock Option Plan and the 2002 Stock Incentive Plan as of July 19, 2010 (171,000 shares), plus any shares subject to any outstanding options or restricted stock grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that the were  outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 shares. The stock to be offered under the 2010 Plan consists of shares of the Company’s  common stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan
The Compensation Committee of the Board of Directors will have the discretion to grant awards to the Company’s executive officers, other key employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company. The Committee will determine whether to make any such grant and, if it so determines, the nature of the award and the number of shares applicable to such award. However, in any calendar year, a participant may not receive awards of options or stock appreciation rights that relate to more than 50,000 shares or other awards that relate to more than 25,000 shares. The Committee has authority to interpret the 2010 Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2010 Plan.

Repricing
The Committee does not have the right to reprice any outstanding awards without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants
The Company’s executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company are eligible to participate in the 2010 Plan.

Forms of Equity-Based Awards Available
Under the 2010 Plan, the Committee may grant stock options, stock appreciation rights and other stock-based awards, restricted stock, and restricted stock units, all of which will vest over the period of time established by the Committee at the time of the grant of the award. Any shares subject to options or stock appreciation rights shall be counted against the number of shares issuable under the 2010 Plan as one share for every share subject to such an award. Any awards other than options or stock appreciation rights shall be counted against the number of shares issuable under the 2010 Plan as 3.2 shares for every one share subject to such award. To the extent that a share that was subject to an award that counted as 3.2 shares against the number of shares issuable under the 2010 Plan is recycled back into the 2010 Plan due to a cancellation, forfeiture or otherwise, the 2010 Plan shall be credited with 3.2 shares.

Stock Options — Exercise Price, Term and Vesting Schedule
Stock options granted under the 2010 Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of the Company’s common stock on the date of grant of the stock option. Stock options granted under the 2010 Plan shall expire not later than five years from the date of grant and will become exercisable in installments, as determined at the time of the grant.

Upon the exercise of a stock option, optionees may pay the exercise price plus any taxes due in respect of such exercise in cash, by certified or bank cashier’s check or, at the Company’s option, in shares of common stock valued at their fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as an employee, director or consultant, except that, upon termination of his service (other than by death or by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of service by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Stock Appreciation Rights and Other Stock-Based Awards
The Committee may grant stock appreciation rights (“SARs”), which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Committee that is not less than the fair market value of a share of stock on the date of the award. Amounts paid on the exercise of a SAR may be paid in cash, in stock or in any combination thereof; provided that a SAR, including one that entitles the holder to a cash payment on redemption, will have terms that ensure that participants will not incur a tax penalty under Section 409A of the Internal Revenue Code. Upon termination of employment, directorship or provision of consulting services, including by death or disability, awards of SARs shall be payable in accordance with their terms. The Committee may also grant rights to dividends and dividend equivalents (which may not be granted in connection with options or stock appreciation rights). The terms of any rights to dividends or dividend equivalents will be determined by the Committee at the time of grant.

Restricted Stock
The Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock will vest over such period as the Committee determines at the time of grant. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant. Upon termination of employment, directorship or provision of consulting services, including by death or disability, rights to awards of restricted stock shall vest or be forfeited in accordance with their terms.

Restricted Stock Units
The Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of stock subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock units. Restricted stock units awarded generally will vest over such period as the Committee determines at the time of grant. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units. The Company’s stock will be paid to the participant, or the participant’s beneficiary in case of the participant’s death, in exchange for restricted stock units within ninety days following the participant’s separation from service, the expiration of a director’s service, or death.

Change in Control
In the event of a “change in control,” at the option of the Board, (a) all options and other awards outstanding on the date of the change in control shall become immediately and fully exercisable and/or payable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the 2010 Plan, a change in control is defined as

•      a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”); or

•      if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company  or any “person” who on the date of the adoption of the 2010 Plan is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities; or

•      if during any period of two consecutive years during the term of the 2010 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Grants Under the Plan
No grants of awards have been made under the 2010 Plan. Grants under the 2010 Plan are to be granted to the persons and in the amounts determined by the Committee.

Federal Income Tax Consequences
The following is a brief summary of the Federal income tax consequences as of the date hereof with respect to awards under the 2010 Plan for participants who are both citizens and residents of the United States. This description of the Federal income tax consequences is based upon law and Treasury interpretations in effect on the date hereof (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including Federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants have been urged to consult with their own qualified tax advisors. The 2010 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation.

Stock Options
The options to be granted under the 2010 Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option and the Company will not receive a tax deduction.

Exercise with Cash
On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for Federal income tax purposes and (iii) generally will be an allowable income tax deduction to the Company. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock
The participant’s compensation income and the Company’s deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly-acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.

Disposition of Option Shares
When a sale of the acquired shares occurs, a participant will recognize gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Stock Appreciation Rights and Other Stock-Based Awards
Under existing tax laws, a participant will not realize any taxable income when a SAR is granted and the Company will not receive a tax deduction. When a SAR is exercised, the spread between the price received at exercise and the fair market value of the SAR at the time of exercise is ordinary income to the participant (subject to withholding), and the Company receives a tax deduction for the amount of income recognized by the participant. Further, under existing tax laws, a participant will not realize taxable income upon the grant of a stock-based award that provides for dividend rights, and the Company will not receive a tax deduction. Upon payment of the dividend, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received, and the Company will receive a tax deduction for the same amount.

Restricted Stock
A participant who is granted restricted stock generally will realize taxable income on the fair market value of the restricted stock, less any amount paid by the employee, at the time the award is no longer subject to restrictions on transfer or a substantial risk for forfeiture. However, a participant can elect under Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of the Company common stock, less any amount paid by the employee, on the date of the award. The Company receives a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).

Restricted Stock Units
A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and the Company will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant and the Company will receive a deduction for the same amount.

Section 162(m) Provisions
Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation paid to certain executive officers of publicly traded companies. Compensation (including with respect to stock options or stock rights) paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies, unless such compensation qualifies for an exemption as performance-based compensation under Code Section 162(m). The Company does not anticipate that Code Section 162(m) will impact on the Company’s ability to deduct compensation due to awards made under the 2010 Plan.

Sections 280G and 4999
Section 280G of the Code limits the Company’s income tax deductions for compensation in the event that the Company undergoes a change in control. Accordingly, all or some of the amount that would otherwise be deductible by us may not be deductible with respect to those options and restricted shares that become immediately exercisable or vested in the event of a change in control. In addition, if Code Section 280G limits the Company’s deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Code Section 280G.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting, stockholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect nine directors was approved based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	3,122,111	302,694	1,422,372
Eric Gatoff	3,136,910	287,895	1,422,372
Brian S. Genson	3,346,150	78,655	1,422,372
Barry Leistner	3,346,138	78,667	1,422,372
Howard M. Lorber	2,970,246	454,559	1,422,372
Wayne Norbitz	3,137,098	287,707	1,422,372
Donald Perlyn	3,137,529	287,276	1,422,372
A.F. Petrocelli	2,870,170	554,635	1,422,372
Charles Raich	3,020,662	404,143	1,422,372

2.	The proposal to adopt the 2010 Stock Incentive Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
2,764,406	568,645	91,754	1,422,372

3.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2011 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
4,776,613	59,792	10,772	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	10b5-1 Issuer Repurchase Instructions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATHAN'S FAMOUS, INC.

	By:	/s/ Ronald DeVos
Ronald DeVos
Vice-President Finance
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: September 15, 2010